EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

Artesian Resources Corporation
Newark, Delaware

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88531) and Form S-8 (No. 333-8043, No. 333-31209, No. 333-05255, No. 333-126910) of Artesian Resources Corporation of our reports dated March 10, 2006, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Artesian Resources Corporation's internal control over financial reporting, which appears in this Form 10-K.

/s/BDO Seidman, LLP

Bethesda, Maryland
March 17, 2006